UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20333 State Highway 249, Suite 200 Houtson, Texas	77070
(Address of principal executive offices)	(Zip Code)

(281) 469-5990
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.       REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on March 12, 2010, the Board of Directors of Mainland Resources, Inc., a Nevada corporation (the “Company”), authorized the execution of  a purchase and sale agreement (the “Purchase Agreement”) with an undisclosed third party (the “Purchaser”) regarding the sale of the Company’s shale interest in its DeSoto Parish, Lousiana leases (the “Leases”), which includes all of the Company’s right, title and interest 100 feet below the stratigraphic equivalent of the base of the Cotton Valley formation in the East Holly Field.

In accordance with the terms and provisions of the Purchase Agreement: (i) the Company will sell its 40% working interest, which represents a 40% working interest in 2,903.07 acres or 1,162.3 net acres; (ii) the Purchaser shall pay to the Company $17,500 per acre of the 1,162.3 net acres or an aggregate $20,321,525.00 as adjusted (the “Purchase Price”)); (iii) the Purchase Price may be adjusted and increased by payment by the Purchaser of all ad valorem, property or similar taxes; (iv) the Purchase Price may be adjusted and further increased by payment by the Purchaser of any and all out of pocket operating costs and capital expenditures costs paid by the Company prior to closing, which are estimated to be approximately $6,821,168; (v) the Purchase Price may be adjusted and decreased by amounts equal to all net revenues collected by the Company attributable to production of oil or gas from the Griffith 11-1 well; (vi) the Purchase Price may be adjusted and further decreased by amounts equal to all proceeds of production as produced and sold as of the date of first production with respect to all wells other than the Griffith 11-1 well; and (vii) the Purchase Price may be adjusted and further decreased by amounts equal to title defects, environmental defects and other amounts agreed to by the parties.

It is anticipated that the closing date of the Purchase Agreement shall occur on or before May 1, 2010. The Company intends to use the amount constituting the Purchase Price received in accordance with the terms and provisions of the Purchase Agreement to fund the drilling of its initial well on the Buena Vista project in Mississippi, as well as commence development drilling for the Hosston/Cotton Valley formations in the East Holly Field, DeSoto Parish, Louisiana, and to retire its debt with Guggenheim Partners LLC.

Following consummation of the Purchase Agreement, the Company shall retain all rights in the 2,745.65 net acres to all formations above the base of the Cotton Valley formation, including the Cotton Valley and Hosston zones, which have an estimated 65 net potential drilling locations. A reserve report was prepared by T.W. McGuite & Associates Inc. dated December 9, 2008 for the Griffith 11-1 well that attributes the Hosston/Cotton Valley formations with gas reserves in excess of 2 BCF. The three recent wells drilled by the original operator through these zones to the Haynesville formation calculate as productive. Based on the data and economics, the Company intends to drill three wells as operator during 2010 in the Hosston/Cotton Valley formations on its Leases. The Company further intends to drill an initial well on its Buena Visa project in the Haynesveille Shale formation during third quarter of 2010.

The Company is requesting confidentiality treatment of redacted copy of the Purchase Agreement as filed as an exhbit to this Current Report on Form 8-K.

SECTION 9.       FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01             Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.01 Purcahse and Sale Agreement dated March 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMAINLAND RESOURCES, INC.
Date: March 19, 2010	/s/ MICHAEL J. NEWPORT ___________________________________ Name: Michael J. Newport Title: President/Chief Executive Officer